                                                                   EXHIBIT 99.02


                          QUINTILES TRANSNATIONAL CORP.
                          NOTICE OF GUARANTEED DELIVERY

               UNREGISTERED 10% SENIOR SUBORDINATED NOTES DUE 2013
                        (CUSIP: 748767AD2 AND U74896AB4)
 ($450,000,000 AGGREGATE PRINCIPAL AMOUNT OUTSTANDING ISSUED SEPTEMBER 25, 2003)



         As set forth in the Prospectus dated          , 2004 (the "Prospectus")
of Quintiles Transnational Corp. ("Quintiles") and in the accompanying letter of transmittal and instructions thereto (the "Letter of Transmittal"), this form or one substantially equivalent hereto must be used to accept Quintiles' offer to exchange up to $450,000,000 aggregate principal amount of 10% Senior Subordinated Notes due 2013, which have been registered under the Securities Act of 1933, as amended (the "Securities Act") (the "exchange notes"), for the remaining outstanding unregistered $450,000,000 aggregate principal amount of 10% Senior Subordinated Notes due 2013 ("private notes"), issued on September 25, 2003, if (i) certificates representing the private notes to be tendered for exchange are not lost but are not immediately available, (ii) time will not permit the Letter of Transmittal, certificates representing such private notes or other required documents to reach the Exchange Agent prior to the Expiration Date (as defined herein) or (iii) the procedures for book-entry transfer cannot be completed prior to the Expiration Date. This form may be delivered by an Eligible Institution (as defined in the Letter of Transmittal) by mail or hand delivery or transmitted, via telegram, telex or facsimile, to the Exchange Agent as set forth below. All capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Prospectus.

        THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
    ON       , 2004 (THE "EXPIRATION DATE") UNLESS THE OFFER IS EXTENDED BY
     QUINTILES. TENDERS OF PRIVATE NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR
           TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

           TO: WELLS FARGO BANK, NATIONAL ASSOCIATION, EXCHANGE AGENT


By Registered and Certified Mail        By Overnight Courier or Regular Mail:              By Hand Delivery
     Wells Fargo Bank , N.A.                   Wells Fargo Bank, N.A.                   Wells Fargo Bank, N.A.
   Corporate Trust Operations                Corporate Trust Operations                Corporate Trust Services
          MAC N9303-121                             MAC N9303-121                        608 2nd Avenue South
          P.O. Box 1517                        6th & Marquette Avenue            Northstar East Building - 12th Floor
      Minneapolis, MN 55480                     Minneapolis, MN 55479                    Minneapolis, MN 55402
        Attention: Reorg.                         Attention: Reorg                         Attention: Reorg

                                       Or
                           By Facsimile Transmission:
                                 (612) 667-4927

                              Confirm by Telephone:
                                 (612) 667-9764


DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION VIA FACSIMILE WITH CONFIRMATION, OTHER THAN TO THE EXCHANGE AGENT AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. THE METHOD OF DELIVERY OF ALL DOCUMENTS, INCLUDING CERTIFICATES, IS AT THE RISK OF THE HOLDER. IF DELIVERY IS BY MAIL, WE RECOMMEND REGISTERED

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MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED. YOU SHOULD READ THE
INSTRUCTIONS ACCOMPANYING THE LETTER OF TRANSMITTAL CAREFULLY BEFORE YOU COMPLETE THIS NOTICE OF GUARANTEED DELIVERY.

This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

LADIES AND GENTLEMEN:

         The undersigned hereby tender(s) to Quintiles, upon the terms and subject to the conditions of the exchange offer as set forth in the Prospectus and the Letter of Transmittal, receipt of which is hereby acknowledged, the aggregate principal amounts of private notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus.

         The undersigned understands that tenders of private notes will be accepted only in authorized denominations. The undersigned understands that tenders of private notes pursuant to the exchange offer may not be withdrawn after 5:00 p.m., New York City time, on the Expiration Date. Tenders of private notes may be withdrawn if the exchange offer is terminated or as otherwise provided in the Prospectus.

         The undersigned understands that the exchange of private notes for exchange notes will only be made after receipt by the Exchange Agent within THREE (3) business days of the Expiration Date of:

                  (i) a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) with any required signature guarantees,

                  (ii) certificates representing the private notes covered hereby in proper form for transfer (or confirmation of the book-entry transfer of such private notes into the Exchange Agent's account at The Depository Trust Company, pursuant to the procedure for book-entry transfer set forth in the Prospectus), and

                  (iii) this Notice of Guaranteed Delivery together with any required documents.

         All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

                            PLEASE SIGN AND COMPLETE

                                             Date:
                                                  -----------------------

Principal Amount of UNREGISTERED 10%
SENIOR SUBORDINATED NOTES DUE 2013
Tendered:*


-----------------------------------

Certificate No(s). of private notes          Name(s) of Registered
(if available):                              Holder(s):


-----------------------------------          -----------------------------------


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-----------------------------------          -----------------------------------

                                             Address:
                                                     ---------------------------

                                             -----------------------------------

                                             -----------------------------------

                                             Area Code and Telephone
                                             No.:
                                                                ----------------

If private notes will be delivered by
book-entry transfer at The Depository        Signature(s) of Registered Owner(s)
Trust Company, insert                         or Authorized Signatory:
Account No.:
            -----------------------          -----------------------------------

                                             -----------------------------------


-----------

* Must be in denominations of principal amount of $1,000 and any integral multiple thereof.

This Notice of Guaranteed Delivery must be signed by the registered Holder(s) of private notes exactly as its (their) name(s) appear on certificates for private notes or on a security position listing as the owner of private notes, or by person(s) authorized to become registered Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

                      PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name:
               ----------------------------------------------

               ----------------------------------------------

Capacity:
               ----------------------------------------------

Address(es):
               ----------------------------------------------

               ----------------------------------------------

               ----------------------------------------------


DO NOT SEND PRIVATE NOTES WITH THIS FORM. PRIVATE NOTES SHOULD BE SENT TO THE EXCHANGE AGENT, TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.


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                                    GUARANTEE

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

         The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or a correspondent in the United States or an "eligible guarantor institution" as defined by Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), hereby (a) represents that each Holder of private notes on whose behalf this tender is being made "own(s)" the private notes covered hereby within the meaning of Rule 13d-3 under the Exchange Act, (b) represents that such tender of private notes complies with such Rule 14e-4, and (c) guarantees that, within THREE (3) business days from the date of this Notice of Guaranteed Delivery, a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), together with certificates representing the private notes covered hereby in proper form for transfer (or confirmation of the book-entry transfer of such private notes into the Exchange Agent's account at The Depository Trust Company, pursuant to the procedure for book-entry transfer set forth in the Prospectus) and required documents will be deposited by the undersigned with the Exchange Agent.

         THE UNDERSIGNED ACKNOWLEDGES THAT IT MUST DELIVER THE LETTER OF TRANSMITTAL AND PRIVATE NOTES TENDERED HEREBY TO THE EXCHANGE AGENT WITHIN THE TIME PERIOD SET FORTH AND THAT FAILURE TO DO SO COULD RESULT IN FINANCIAL LOSS TO THE UNDERSIGNED.

Name of Firm:                            Authorized Signature:
             ------------------------                         -----------------
Address:                                 Name:
         ----------------------------         ---------------------------------

                                         Title:
         ----------------------------         ---------------------------------


Area Code and Telephone No.:
                            ---------



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